Exhibit 99.1

TESORO ANNOUNCES CLOSE ON SALE OF HAWAII OPERATIONS

SAN ANTONIO - September 25, 2013 - Tesoro Corporation (NYSE: TSO) announced today that it has completed the previously announced sale of all of its interests in Tesoro Hawaii, LLC to Hawaii Pacific Energy, LLC for approximately $325 million, which includes net working capital. The transaction includes an earn-out arrangement payable over three years up to $40 million based on consolidated gross margins.

Tesoro Hawaii, LLC, operates the Kapolei refinery, a network of retail stations and associated logistical assets. Hawaii Pacific Energy, LLC is a wholly owned subsidiary of Par Petroleum Corporation.

Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates six refineries in the western United States with a combined capacity of more than 845,000 barrels per day. Tesoro's retail-marketing system includes more than 2,200 retail stations under the Tesoro®, Shell®, ARCO® and USA Gasoline™ brands, of which 595 are company operated.

Contact:
Investors:
Brian Randecker, Senior Director, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

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